                                                                     Exhibit 4.1

                                                                  EXECUTION COPY

                              SETTLEMENT AGREEMENT

                                      among

                            TV AZTECA, S.A. DE C.V.,

                        AZTECA INTERNATIONAL CORPORATION,

                          PAPPAS TELECASTING COMPANIES,

                 PAPPAS TELECASTING OF SOUTHERN CALIFORNIA LLC,

                    PAPPAS SOUTHERN CALIFORNIA LICENSE, LLC,

                         PAPPAS TELECASTING OF HOUSTON,

                        HISPANIC AMERICA OF HOUSTON, LLC,

                         PAPPAS TELECASTING OF CONCORD,

                     HISPANIC AMERICA OF SAN FRANCISCO, LLC

                          PAPPAS TELECASTING OF NEVADA,

                     PAPPAS TELECASTING OF ARIZONA, LLC, and

                           PAPPAS ARIZONA LICENSE, LLC



                          Dated as of February 11, 2003

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------
ARTICLE I DEFINITIONS .................................................    4
        Section 1.1  Definitions ......................................    4
        Section 1.2  Other Definitions ................................    6

ARTICLE II OVERVIEW OF THE TRANSACTIONS AND THE CLOSING ...............    7
        Section 2.1  Deliveries at the Closing.........................    7
        Section 2.2  The Closing ......................................    9
        Section 2.3  Simultaneous Closing .............................   10

ARTICLE III OTHER AGREEMENTS ..........................................   10
        Section 3.1  Mutual Cooperation as to Pending Litigations .....   10
        Section 3.2  KAZA-DT Channel 47  ..............................   11
        Section 3.3  Limited Indemnification ..........................   11
        Section 3.4  Termination of Certain Prior Agreements ..........   12
        Section 3.5  AIC's Petition for Waiver for National Spot
                       Advertising.....................................   12
        Section 3.6  Refinancing of PTSC Debt .........................   13
        Section 3.7  Third Party Debt Covenants .......................   13
        Section 3.8  EchoStar Injunction ..............................   13
        Section 3.9  New Station Affiliates ...........................   13
        Section 3.10 Appointment of FCC Expert ........................   13
        Section 3.11 Stipulations of Dismissal ........................   14

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PAPPAS PARTIES .......   14
        Section 4.1  Existence and Power ..............................   14
        Section 4.2  Authorization ....................................   14
        Section 4.3  No Contravention..................................   14
        Section 4.4  Binding Effect ...................................   15

ARTICLE V REPRESENTATIONS AND WARRANTIES OF AZTECA PARTIES ............   15
        Section 5.1  Existence and Power ..............................   15
        Section 5.2  Authorization ....................................   16
        Section 5.3  No Contravention .................................   16
        Section 5.4  Binding Effect ...................................   16

ARTICLE VI GENERAL TERMS ..............................................   17
        Section 6.1  Amendment ........................................   17
        Section 6.2  Entire Agreement .................................   17
        Section 6.3  Survival of Representations and Warranties .......   17

        Section 6.4  Successors and Assigns ...........................   17
        Section 6.5  Confidentiality ..................................   18
        Section 6.6  Notices ..........................................   18
        Section 6.7  Counterparts .....................................   20
        Section 6.8  Headings; Gender .................................   20
        Section 6.9  Further Assurances ...............................   20
        Section 6.10 Rule of Construction .............................   20
        Section 6.11 Remedies .........................................   20
        Section 6.12 Specific Performance .............................   20
        Section 6.13 Consent to Jurisdiction ..........................   21
        Section 6.14 GOVERNING LAW ....................................   21

Schedules
---------
Schedule 2.1(j) New Station Affiliates
Schedule 3.4    Terminated Agreements


Exhibits
--------
Exhibit A-1     Purchase and Sale Agreement
Exhibit A-2     Amendment to the HAH Operating Agreement
Exhibit A-3     Amendment to the HASF Operating Agreement
Exhibit B-1     Amended and Restated Credit Agreement
Exhibit B-2     Amended and Restated Note
Exhibit B-3     Amended and Restated Securities Pledge Agreement
Exhibit B-4     Amended and Restated Security Agreement
Exhibit B-5     Amended and Restated Guarantee
Exhibit C-1     Amended and Restated Affiliation Agreement
Exhibit C-2     New Affiliation Agreement Guaranty
Exhibit C-3     Agreement Not to Compete
Exhibit D       Mutual Release Agreement
Exhibit E-1     Stipulation of Dismissal (New York)
Exhibit E-2     Stipulation of Dismissal (Delaware)
Exhibit E-3     Stipulation of Dismissal (California)
Exhibit F-1     Local Marketing Agreement
Exhibit F-2     LMA Guaranty
Exhibit G       New Option Agreement
Exhibit H       Legal Opinion of Kaye Scholer LLP
Exhibit I       Legal Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP
Exhibit J       Withdrawal of Objection

                                                                  EXECUTION COPY

                              SETTLEMENT AGREEMENT

     Settlement Agreement (the "Settlement Agreement"), dated as of February 11, 2003, by and among each of:

     (a) TV Azteca, S.A. de C.V., a sociedad anonima de capital variable incorporated under the laws of Mexico ("TVA");

     (b) Azteca International Corporation, a Delaware corporation and an indirect wholly-owned subsidiary of TVA ("AIC");

     (c) Pappas Telecasting Companies, a Nevada corporation ("PTC");

     (d) Pappas Telecasting of Southern California LLC, a Delaware limited liability company ("PTSC");

     (e) Pappas Southern California License, LLC, a Delaware limited liability company ("PSC License");

     (f) Pappas Telecasting of Houston, a California limited partnership ("Pappas Houston");

     (g) Hispanic America of Houston, LLC, a Delaware limited liability company ("HAH");

     (h) Pappas Telecasting of Concord, a California limited partnership ("Pappas Concord");

     (i) Hispanic America of San Francisco, LLC, a Delaware limited liability company ("HASF");

     (j) Pappas Telecasting of Nevada, a California limited partnership ("Pappas Nevada");

     (k) Pappas Telecasting of Arizona, LLC, an Arizona limited liability company ("Pappas Arizona"); and

     (l) Pappas Arizona License, LLC, a Delaware limited liability company ("Arizona License").

                                    RECITALS

     A. The Parties.

     Mr. Harry J. Pappas holds 100% of the issued and outstanding equity interests of PTC. PTC is the manager of and holds 4.44% of the issued and outstanding equity interests of PTSC. Messrs. Pappas, LeBon G. Abercrombie and Dennis J. Davis hold 86.68%, 4.44% and 4.44%, respectively, of the issued and outstanding equity interests of PTSC. PTSC is the sole member of PSC License. Under the terms and conditions of the Amended and Restated Equity Option Agreement, dated as of December 31, 2001 (the "Existing Equity Option Agreement"), by and between AIC and PTSC, PTSC granted AIC the right to purchase a percentage of the equity interest of PTSC calculated in accordance with the terms and conditions of such agreement.

     Mr. Pappas is the general partner of Pappas Houston. Pappas Houston holds 75% of the issued and outstanding equity interests of HAH. AIC holds the remaining 25% of the issued and outstanding equity interests of HAH ("AIC's HAH Interest"), which it acquired pursuant to the terms and conditions of the Subscription Agreement, dated as of December 31, 2001 (the "Subscription Agreement"), by and among HASF, HAH, Pappas Concord, Pappas Houston, TVA and AIC. HAH is governed pursuant to the terms of the Amended and Restated Operating Agreement of HAH, dated as of December 31, 2001 (the "HAH Operating Agreement").

     Each of Mr. Pappas and PTC is a general partner of Pappas Concord. Pappas Concord holds 75% of the issued and outstanding equity interest of HASF. AIC holds the remaining 25% of the issued and outstanding equity interests of HASF ("AIC's HASF Interest"), which it acquired pursuant to the terms and conditions of the Subscription Agreement. HASF is governed pursuant to the terms of the Amended and Restated Operating Agreement of HASF, dated as of December 31, 2001 (the "HASF Operating Agreement").

     Pappas Nevada is a party to an Existing Affiliation Agreement (as defined below) with AIC.

     Pappas Arizona and Arizona License are parties to the Existing Guarantee Agreement and the Existing Security Agreement (each as defined below).

     B. Certain Existing Agreements between the Parties.

          1. Affiliation Agreements.

     Pursuant to (i) the Amended and Restated Station Affiliation Agreement, dated as of December 31, 2001, between AIC and PTSC, with respect to KAZA-TV, NTSC Channel 54, which serves the Los Angeles, California designated market area; (ii) the Station Affiliation Agreement, dated as of December 31, 2001, between AIC and HAH, with respect to KAZH-TV, NTSC Channel 57 and DTV Channel 41, and KVVV-LP, NTSC Channel 53, which serve the Houston, Texas designated market area; (iii) the

Station Affiliation Agreement, dated as of December 31, 2001, between AIC and HASF with respect to KTNC-TV, NTSC Channel 42 and DTV Channel 63, which serve the San Francisco-Oakland-San Jose, California designated market area; and (iv) the Station Affiliation Agreement, dated as of October 31, 2001, between AIC and Pappas Nevada, with respect to KUVR-LP, NTSC Channels 47 and 68, which serve the Reno-Sparks-Carson City, Nevada designated market area (the agreements in clauses (i) - (iv) collectively, the "Existing Affiliation Agreements"), AIC granted the relevant Pappas Party an exclusive license for certain broadcasting of AIC's programming in the relevant designated market area and AIC and such Pappas Party agreed, among other things, to share certain advertising revenue generated by AIC and by such Pappas Party.

          2. Indebtedness of PTSC to TVA.

          (a) PTSC (as borrower) and TVA (as lender) are parties to that certain Credit Agreement, dated as of July 21, 2001 (the "Existing TVA Credit Agreement"). As of the date hereof, the aggregate amount outstanding (including principal and interest thereon) under the Existing TVA Credit Agreement is $56,147,922.48 (fifty-six million, one hundred forty-seven thousand nine hundred twenty-two dollars and forty-eight cents).

          (b) The obligations of PTSC under the Existing TVA Credit Agreement are (i) guaranteed pursuant to the Guarantee Agreement, dated as of July 30, 2001 (the "Existing Guarantee Agreement"), by and among TVA, AIC, Pappas Arizona, Arizona License and PSC License and (ii) secured under (x) a Security Agreement, dated as of July 30, 2001 (the "Existing Security Agreement"), by and among PTSC, PSC License, Pappas Arizona, Arizona License, TVA and AIC, and (y) a Securities Pledge Agreement, dated as of July 30, 2001, by and among PTC, Messrs. Pappas, Davis and Abercrombie, TVA and AIC.

     C. The Option Exercise and the Pending Litigation.

     Pursuant to the Existing Equity Option Agreement, AIC gave notice to PTSC of AIC's intent to exercise its option to purchase a percentage of the equity interests in PTSC. The acquisition by AIC of an equity interest in PTSC was not consummated by the parties on the anticipated closing date, whereupon (i) AIC filed suit against PTSC in Delaware Chancery Court (Azteca International Corporation v. Pappas Telecasting of Southern California LLC, Civ. A. No. 19783 (Del. Ch. Ct.)) (the "Delaware Action") and (ii) PTSC and PSC License filed suit against the Azteca Parties in California state court (Pappas Telecasting of Southern California LLC and Pappas Southern California License LLC v. TV Azteca, S.A. de C.V. and Azteca International Corporation, Case No. 02-201389 (Sup. Ct.)) (the "California Action"). The California Action was stayed by the agreement of the parties.

     Subsequently, (i) AIC filed suit against each PTSC, HAH, HASF and Pappas Nevada in New York state court (Azteca International Corporation v. Pappas Telecasting of Southern California LLC, et al., Index No. 602847/02 (Sup. Ct. N.Y. Cty.)

and (ii) the relevant Pappas Parties filed counterclaims against each of the Azteca Parties (collectively, the "New York Action").

     D. Agreement in Principle.

     PTSC and AIC entered into the Agreement in Principle, dated as of November 27, 2002 ("Agreement in Principle"), to settle all outstanding issues between them and their respective Affiliates with respect to, among other things, (i) the Delaware Action, (ii) the New York Action and (iii) the California Action.

     In connection with the Agreement in Principle, the New York Action has been stayed and the trial date in respect of the Delaware Action has been postponed until March 3, 2003.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     Section 1.1 Definitions.

     Capitalized terms used but not otherwise defined in this Settlement Agreement shall have the meanings specified in this Article I.

     "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. For the purposes of this definition, the term "controls," "is controlled by" or "under common control with" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Azteca Parties" means, collectively, TVA and AIC.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York or Mexico City, Mexico are authorized or required by law or executive order to close.

     "Claims" means any actions, suits, proceedings, claims, complaints, disputes, arbitrations or investigations.

     "Contractual Obligations" means, as to any Person, any security issued by such Person or any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

     "Expense" means any and all expenses incurred in connection with investigating, defending or asserting any Claim incident to any matter indemnified against in Section 3.3 (including, without limitation, court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals).

     "Governmental Authority" (i) when used herein in connection with any representation, warranty, covenant, agreement or obligation of the Seller, means the government of the United States of America and any state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing Governmental Authorities referred to in this clause (i); and (ii) when used herein in connection with any representation, warranty, covenant, agreement or obligation of the Optionee, means the governments of the United States of America and Mexico and any state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing Governmental Authorities referred to in this clause (ii).

     "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right of first offer or first refusal, exchange or option right, or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences).

     "Pappas Parties" means, collectively, PTC, PTSC, HAH, Pappas Concord, HASF, Pappas Houston, Pappas Nevada, PSC License, Pappas Arizona and Arizona License.

     "Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

     "Requirements of Law" means, as to any Person, any law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority or stock exchange, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

     "Transaction Documents" means this Settlement Agreement, the Amended and Restated Affiliation Agreements, the New Affiliation Agreements, the New Affiliation Agreement Guaranties, the Agreements Not to Compete, the Purchase and Sale Agreement, the Amended and Restated Credit Agreement, the Amended and Restated Note, the Amended and Restated Security Agreement, the Amended and Restated Securities Pledge Agreement, the Amended and Restated Guarantee, the Amendment to the HAH Operating Agreement, the Amendment to the HASF Operating Agreement, the Local Marketing Agreement, the LMA Guaranty, the New Option Agreement and the Mutual Release Agreement.

     Section 1.2 Other Definitions.

     As used herein, the following terms shall have the meanings ascribed to them in the section of this Settlement Agreement opposite such term:

     Definitions                                           Section
     -----------                                           -------
     Agreement in Principle                                Recitals
     Agreements Not to Compete                             Section 2.1(l)
     AIC                                                   Preamble
     AIC's HAH Interest                                    Recitals
     AIC's HASF Interest                                   Recitals
     Amended and Restated Affiliation Agreements           Section 2.1(i)
     Amended and Restated Credit Agreement                 Section 2.1(d)
     Amended and Restated Guarantee                        Section 2.1(h)
     Amended and Restated Note                             Section 2.1(e)
     Amended and Restated Securities Pledge Agreement      Section 2.1(f)
     Amended and Restated Security Agreement               Section 2.1(g)
     Amendment to the HAH Operating Agreement              Section 2.1(b)
     Amendment to the HASF Operating Agreement             Section 2.1(c)
     Arizona License                                       Preamble
     Asserted Liability                                    Section 3.3(b)
     Azteca Parties                                        Recitals
     Azteca Release                                        Section 2.1(j)
     California Action                                     Recitals
     Claims Notice                                         Section 3.3(b)
     Closing                                               Section 2.2
     Closing Date                                          Section 2.2
     Contemplated Transactions                             Section 2.2
     Delaware Action                                       Recitals
     Digital Station                                       Section 3.2
     Echostar Litigation                                   Section 3.1(a)
     Existing Affiliation Agreements                       Recitals
     Existing Equity Option Agreement                      Recitals
     Existing Guarantee Agreement                          Recitals
     Existing Security Agreement                           Recitals
     Existing TVA Credit Agreement                         Recitals

     FCC                                                   Section 3.2
     HAH                                                   Preamble
     HAH Operating Agreement                               Recitals
     HASF                                                  Preamble
     HASF Operating Agreement                              Recitals
     Indemnifying Party                                    Section 3.3(b)
     Indemnitee                                            Section 3.3(b)
     LMA Guaranty                                          Section 2.1(p)
     Local Marketing Agreement                             Section 2.1(o)
     Losses                                                Section 3.3(a)
     Mutual Release Agreement                              Section 2.1(m)
     New Affiliation Agreements                            Section 2.1(j)
     New Affiliation Agreement Guaranties                  Section 2.1(k)
     New Option Agreement                                  Section 2.1(q)
     New Station Affiliates                                Section 2.1(q)
     New York Action                                       Recitals
     Orders                                                Section 4.3
     Pappas Arizona                                        Preamble
     Pappas Concord                                        Preamble
     Pappas Houston                                        Preamble
     Pappas Indemnified Party                              Section 3.3(a)
     Pappas Nevada                                         Preamble
     Pappas Release                                        Section 2.1(j)
     PSC License                                           Preamble
     PTC                                                   Preamble
     PTSC                                                  Preamble
     Purchase and Sale Agreement                           Section 2.1(a)
     SCT                                                   Section 3.2
     SCT Concurrence                                       Section 3.2
     Settlement Agreement                                  Preamble
     Stipulations of Dismissal                             Section 2.1(n)
     Subscription Agreement                                Recitals
     Terminated Agreements                                 Section 3.4
     TVA                                                   Preamble
     UBS Credit Agreement                                  Recitals

                                   ARTICLE II

                  OVERVIEW OF THE TRANSACTIONS AND THE CLOSING

     Section 2.1 Deliveries at the Closing.

     Subject to the terms of, and upon the satisfaction or waiver of the conditions to be satisfied on the Closing Date set forth in, this Settlement Agreement and the other Transaction Documents, on the Closing Date:

     (a) each of AIC, PTSC, HAH, HASF, Pappas Houston and Pappas Concord shall execute and deliver a purchase and sale agreement with respect to AIC's HAH Interest, AIC's HASF Interest and the note issued by PTSC pursuant to the Existing TVA Credit Agreement, in the form attached as Exhibit A-1 hereto (the "Purchase and Sale Agreement");

     (b) Pappas Houston shall execute and deliver the Second Amended and Restated Operating Agreement of HAH, in the form attached as Exhibit A-2 hereto (the "Amendment to the HAH Operating Agreement");

     (c) Pappas Concord shall execute and deliver the Second Amended and Restated Operating Agreement of HASF, in the form attached as Exhibit A-3 hereto (the "Amendment to the HASF Operating Agreement");

     (d) each of PTSC and AIC shall execute and deliver an amended and restated credit agreement, in the form attached as Exhibit B-1 hereto (the "Amended and Restated Credit Agreement");

     (e) PTSC shall execute and deliver to AIC a secured promissory note, in the form attached as Exhibit B-2 hereto, for an initial principal amount of $128,000,000 (one hundred twenty-eight million dollars) (the "Amended and Restated Note");

     (f) each of PTC, Messrs. Pappas, Davis, Abercrombie and AIC shall execute and deliver an amended and restated securities pledge agreement, in the form attached as Exhibit B-3 hereto (the "Amended and Restated Securities Pledge Agreement");

     (g) each of PTSC, PSC License, PTC, Pappas Arizona, Arizona License and AIC shall execute and deliver an amended and restated security agreement, in the form attached as Exhibit B-4 hereto (the "Amended and Restated Security Agreement");

     (h) each of Pappas Arizona, Arizona License, PSC License and PTSC shall execute and deliver an amended and restated guarantee agreement in favor of AIC, in the form attached as Exhibit B-5 hereto (the "Amended and Restated Guarantee");

     (i) AIC and each of PTSC, HAH, HASF and Pappas Nevada, as to its respective designated market area, shall execute and deliver an amended and restated station affiliation agreement, in the form attached as Exhibit C-1 hereto (collectively, the "Amended and Restated Affiliation Agreements"), amending and restating their respective Existing Affiliation Agreements;

     (j) AIC and each station affiliate set forth on Schedule 2.1(j) hereto (collectively, the "New Station Affiliates") designated by the Pappas Parties on or prior to the Closing Date shall execute and deliver a station affiliation agreement, in the form of the Amended and Restated Affiliation Agreement, with respect to the station in the designated market area set forth opposite the name of such New Station Affiliate on Schedule 2.1(j) (collectively, the "New Affiliation Agreements");

     (k) in connection with each New Affiliation Agreement, each of TVA and the New Station Affiliate executing a New Affiliation Agreement shall execute and deliver a guaranty agreement with respect to such New Affiliation Agreement in the form attached hereto as Exhibit C-2 (collectively, the "New Affiliation Agreement Guaranties")

     (l) in connection with each New Affiliation Agreement, each of TVA, PTC (and Mr. Harry J. Pappas) shall execute and deliver the Agreement Not to Compete with respect to the designated market area covered by such New Affiliation Agreement, in the form attached as Exhibit C-3 hereto (collectively, the "Agreements Not to Compete");

     (m) each of the Pappas Parties (and the other Persons related to Pappas Parties named therein) and the Azteca Parties shall execute and deliver a mutual general release, in the form attached as Exhibit D hereto (the "Mutual Release Agreement");

     (n) each of the Pappas Parties and Azteca Parties shall cause their respective counsel to execute and file with the relevant court the stipulations of dismissal, in the forms attached as Exhibits E-1, E-2 and E 3 hereto (collectively, the "Stipulations of Dismissal"), dismissing the New York Action, the Delaware Action and the California Action (including the claims and counterclaims) with prejudice and without costs;

     (o) each of PTSC, PSC License and AIC shall execute and deliver a local marketing agreement, in the form attached as Exhibit F-1 hereto (the "Local Marketing Agreement");

     (p) each of TVA and PTSC shall execute and deliver a guaranty agreement with respect to the Local Marketing Agreement, in the form attached as Exhibit F-2 hereto (the "LMA Guaranty");

     (q) each of PTSC and AIC shall execute and deliver an option agreement, in the form attached as Exhibit G hereto (the "New Option Agreement");

     (r) The Azteca Parties shall have received an opinion of Kaye Scholer LLP, dated the Closing Date, relating to the Contemplated Transactions, substantially in the form attached hereto as Exhibit H; and

     (s) The Pappas Parties shall have received an opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, dated the Closing Date, relating to the Contemplated Transactions, substantially in the form attached hereto as
Exhibit I.

     Section 2.2 The Closing.

     The closing (the "Closing") of the execution and delivery of the documents described in Section 2.1 and the other transactions contemplated by this

Settlement Agreement and the other Transaction Documents to occur concurrently therewith (but specifically excluding (x) the effectiveness of the Option (as defined in the New Option Agreement) granted to AIC by PTSC which is subject to the conditions set forth in Section 2.1 of the New Option Agreement, (y) the commencement of the Term (as defined in the Local Marketing Agreement) of the Local Marketing Agreement which is subject to the conditions set forth in
Section 3.1 of the Local Marketing Agreement and (z) the effectiveness of the LMA Guaranty which is subject to the commencement of the Term of the Local Marketing Agreement) (collectively, the "Contemplated Transactions") shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, in New York City or such other place as the parties may agree, on the date hereof. The date on which the Closing occurs is the "Closing Date."

     Section 2.3 Simultaneous Closing.

     The obligations of the parties hereto to consummate the Closing of the Contemplated Transactions are subject to the simultaneous execution and delivery of all the Transaction Documents (but specifically excluding (x) the effectiveness of the Option (as defined in the New Option Agreement) granted to AIC by PTSC which is subject to the conditions set forth in Section 2.1 of the New Option Agreement, (y) the commencement of the Term (as defined in the Local Marketing Agreement) of the Local Marketing Agreement which is subject to the conditions set forth in Section 3.1 of the Local Marketing Agreement and (z) the effectiveness of the LMA Guaranty which is subject to the commencement of the Term of the Local Marketing Agreement).

                                  ARTICLE III

                                OTHER AGREEMENTS

     Section 3.1 Mutual Cooperation as to Pending Litigations.

     (a) For a period of one (1) year after the Closing Date, each of the Pappas Parties agrees to use its commercially reasonable efforts to cooperate (by providing requested documentation and information and making available representatives thereof) with the Azteca Parties from time to time and as reasonably requested by the Azteca Parties in connection with the pending litigation captioned Echostar Satellite Corporation v. TV Azteca S.A. de C.V., No. 02 Civ. 4890 (AKH) (S.D.N.Y.) (the "Echostar Litigation").

     (b) For a period of one (1) year after the Closing Date, each of the Azteca Parties agrees to use its commercially reasonable efforts to cooperate (by providing requested documentation and information and making available representatives thereof) with the Pappas Parties from time to time and as reasonably requested by the Pappas Parties in connection with the pending litigation between the Pappas Parties and Citicorp Venture Capital (the "Citicorp Litigation").

     Section 3.2 KAZA-DT Channel 47.

     TVA agrees to use its reasonable commercial efforts to assist PTSC in gaining the concurrence (the "SCT Concurrence") of the Secretaria de Comunicaciones y Transportes of Mexico (the "SCT") with the allocation by the Federal Communications Commission of the United States (the "FCC") of digital channel 47, KAZA-DT (the "Digital Station"), to PTSC; provided, however, that, so long as TVA complies with its obligations under this Section 3.2, neither AIC, TVA nor any of their respective Affiliates shall be liable to PTSC if the SCT fails to grant the SCT Concurrence or for any action of the FCC as to the allocation of the Digital Station.

     Section 3.3 Limited Indemnification.

     (a) Notwithstanding any provision to the contrary in this Settlement Agreement or the Mutual Release Agreement and subject to the limitations contained in Section 3.3(b),

          (i) the Azteca Parties, jointly and severally, agree to indemnify and hold harmless each of the Pappas Parties, KAZH License, LLC and KTNC License, LLC (each a "Pappas Indemnified Party") from and against all fines and other penalties imposed by a Governmental Authority and related Expenses (collectively, "Losses") based upon, arising out of or otherwise in respect of any breach of any Requirement of Law by any Pappas Indemnified Party arising directly from any action, or failure to act when required to act, of any Azteca Party under the Existing Affiliation Agreements and any other agreement between the parties during any period prior to the Closing Date; and

          (ii) the Pappas Parties, jointly and severally, agree to indemnify and hold harmless each of the Azteca Parties from and against all Losses based upon, arising out of or otherwise in respect of any breach of any Requirement of Law by any of the Azteca Parties arising directly from any action, or failure to act when required to act, of any Pappas Party under the Existing Affiliation Agreements and any other agreement between the parties during any period prior to the Closing Date.

     (b) The party making a Claim under this Section 3.3 is referred to as the "Indemnitee," and the party against whom such Claims are asserted under this
Section 3.3 is referred to as the "Indemnifying Party." All Claims by any Indemnitee under this Section 3.3 shall be asserted and resolved as follows:
Promptly after receipt by the Indemnitee of notice of any Claim or circumstances which, with the lapse of time, would or might give rise to a Claim or the commencement (or threatened commencement) of a Claim (an "Asserted Liability") that may result in a Loss imposed by a Governmental Authority, the Indemnitee shall give notice thereof (the "Claims Notice") to the Indemnifying Party. The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee. The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within 30 days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Settlement Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any Asserted Liability over the objection of the other; provided, however, consent to settlement or compromise shall not be unreasonably withheld. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of such Asserted Liability. If the Indemnifying Party chooses to defend any Asserted Liability, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

     Section 3.4 Termination of Certain Prior Agreements.

     The execution of this Settlement Agreement by each of the Azteca Parties and Pappas Parties shall constitute the written agreement of these parties that the agreements set forth on Schedule 3.4 hereto (collectively, the "Terminated Agreements") shall, effective as of the date hereof, be deemed terminated and of no further force and effect and without further obligation of any party thereunder.

     Section 3.5 AIC's Petition for Waiver for National Spot Advertising.

     (a) On or prior to the Closing Date, each of the Pappas Parties shall have withdrawn any and all objections such Pappas Parties' filed with or otherwise submitted to the FCC with respect to AIC's petition for waiver for authorization to sell advertising for affiliates of the Azteca America Network (other than affiliates owned or controlled by Harry J. Pappas) by filing with the FCC the withdrawal, in the form attached hereto as Exhibit J,

     (b) During the term of the Amended and Restated Affiliation Agreements and the New Affiliation Agreements, AIC covenants, for itself and its Affiliates, not to sell any advertising for broadcast on the Azteca America Network (or any successor) other than as specifically permitted in Rider A to the Amended and Restated Affiliation Agreements and the New Affiliation Agreements. For the avoidance of doubt, AIC covenants, for itself and its Affiliates, not to sell, or attempt to sell, on its own or through representatives or agents, local or national spot advertising on behalf of any Azteca America Network affiliate that is a Pappas Party or owned or controlled by a Pappas Party or Harry J. Pappas except that, if the Local Marketing Agreement becomes effective pursuant to its terms, then during the Term (as defined therein) of the Local Marketing Agreement, AIC may sell local and national spot advertising on behalf of KAZA-TV.

     Section 3.6 Refinancing of PTSC Debt. From and after the date hereof and until the Option Effective Date (as defined in the New Option Agreement), as requested from time to time by AIC or its representatives, the Pappas Parties shall keep AIC and its representatives reasonably informed with respect to the status of PTSC's efforts to secure financing to pay the PTSC Debt (as defined in the Amended and Restated Credit Agreement).

     Section 3.7 Third Party Debt Covenants. During the Term of the Local Marketing Agreement (as such term is defined in the Local Marketing Agreement) if (i) AIC has knowledge of the covenants contained in any instrument or agreement creating or evidencing indebtedness of PTSC permitted pursuant to
Section 6.1(j) of the Amended and Restated Credit Agreement, (ii) AIC shall have been provided with a copy of, and a reasonable opportunity to comment on, each such instrument or agreement prior to its execution by PTSC and (iii) such instrument or agreement contains commercially reasonable and standard covenants, AIC shall exercise reasonable commercial efforts to refrain from causing as a direct result of its actions, or failure to act when it had an obligation to act under the terms of the Local Marketing Agreement, a material breach by PTSC of any such covenants. AIC acknowledges and agrees that the affirmative and negative covenants contained in the Amended and Restated Credit Agreement are commercially reasonable and standard covenants.

     Section 3.8 EchoStar Injunction. If, prior to the Maturity Date (as determined in accordance with clause (i) of the definition of Maturity Date set forth in Section 1.2 of the Amended and Restated Credit Agreement), an Echostar Injunction (as defined in the Amended and Restated Credit Agreement) is issued, and the PTSC Debt (as defined in the Amended and Restated Credit Agreement) is not paid in full before the EchoStar Injunction is issued, then, upon the issuance of the EchoStar Injunction, the Local Marketing Agreement and the New Option Agreement shall terminate automatically and be void ab initio and clauses
(y) and (z) of the last sentence of Section 9.4 of the Amended and Restated Affiliation Agreements shall be deemed to be deleted effective on the date the Echostar Injunction is issued.

     Section 3.9 New Station Affiliates. Notwithstanding the provisions of the New Affiliation Agreements, the term of each New Affiliation Agreement shall commence on the date the New Station Affiliate first telecasts the Network Programs over its station.

     Section 3.10 Appointment of FCC Expert. AIC and PTSC have appointed R. Clark Wadlow, Esq. as the "FCC Expert", as defined in the Amended and Restated Affiliation Agreements, the New Affiliation Agreements and the Local Marketing Agreement and as the "Option Expert" as defined in the New Option Agreement. AIC, PTSC and PTC (for itself and its Affiliates) agree that at all times the same individual shall be appointed by the relevant parties as FCC Expert or Option Expert under each of these Transaction Documents, and that the relevant parties shall take all actions necessary to ensure that any successor FCC Expert or Option Expert appointed under any such Transaction Document shall also be appointed the successor

FCC Expert or Option Expert under each other such Transaction Document, as well as any station affiliation agreements entered after the Closing Date pursuant to
Section 3.9.

     Section 3.11 Stipulations of Dismissal.The parties hereto agree that the Stipulation of Dismissal in the Delaware Action constitutes a termination of the Status Quo Agreement and Order entered on August 20, 2002.ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF THE PAPPAS PARTIES

     The Pappas Parties, jointly and severally, represent and warrant as follows:

     Section 4.1 Existence and Power.

     Each of the Pappas Parties is a limited liability company or a limited partnership, duly formed, or corporation, duly organized, in each case validly existing and in good standing under the laws of the state of its jurisdiction of formation or incorporation. Each of the Pappas Parties has, as the case may be,
(i) the legal capacity and (ii) the requisite entity-level power and authority to execute and deliver this Settlement Agreement and the other Transaction Documents to which it is (or after giving effect to the Closing shall be) a party, to perform all of its obligations hereunder and thereunder required to be performed on the Closing Date and to cause its counsel to file with the relevant court the Stipulations of Dismissal.

     Section 4.2 Authorization.

     Each of the Pappas Parties has duly authorized the execution, delivery and performance of this Settlement Agreement and the other Transaction Documents to which it is (or after giving effect to the Closing shall be) a party and the filing by its counsel with the relevant court the Stipulations of Dismissal.

     Section 4.3 No Contravention.

     The execution, delivery and performance by each of the Pappas Parties of this Settlement Agreement and each of the other Transaction Documents to which it is (or after giving effect to the Closing shall be) a party and the Contemplated Transactions (but specifically excluding (x) the effectiveness of the Option (as defined in the New Option Agreement) granted to AIC by PTSC which is subject to the conditions set forth in Section 2.1 of the New Option Agreement and (y) the commencement of the Term (as defined in the Local Marketing Agreement) of the Local Marketing Agreement which is subject to the conditions set forth in Section 3.1 of the Local Marketing Agreement), and the filing by its counsel with the relevant court the Stipulations of Dismissal do not (i) if applicable, contravene the terms of the constituent or organizational documents of such Pappas Party, (ii) violate, conflict with or result in any breach, default or contravention of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or the creation of any Lien under, any material Contractual Obligation of any Pappas Party or any Requirement of Law applicable to such Pappas Party, or (iii) violate any judgment, injunction, writ, award, decree or order (collectively, "Orders") of any Governmental Authority against, or binding upon, the Pappas Parties.

     Section 4.4 Binding Effect.

     This Settlement Agreement and each of the other Transaction Documents to which any of the Pappas Parties are (or after giving effect to the Closing shall be) a party have been (or shall have been, on and as of the Closing Date) duly executed and delivered by such Pappas Party, and, assuming due execution and delivery thereof by the other parties hereto and thereto, this Settlement Agreement and each of the other Transaction Documents to which any of the Pappas Parties are (or after giving effect to the Closing shall be) a party constitute, the legal, valid and binding obligation of such Pappas Party, enforceable against such Pappas Party in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity); provided, however, that (x) the effectiveness of the Option (as defined in the New Option Agreement) granted to AIC by PTSC is subject to the conditions set forth in Section 2.1 of the New Option Agreement and (y) the commencement of the Term (as defined in the Local Marketing Agreement) of the Local Marketing Agreement is subject to the conditions set forth in Section 3.1 of the Local Marketing Agreement.

     None of the Pappas Parties is making any representation or warranty as to any matter concerning AIC's (i) power and authority or (ii) legal right to hold the Option (as defined in the New Option Agreement), to exercise the Option, to acquire the FCC Licenses (as defined in the New Option Agreement) or to otherwise consummate the transactions contemplated in the New Option Agreement, whether under the Communications Act or any other Requirement of Law.

                                   ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF AZTECA PARTIES

     The Azteca Parties, jointly and severally, hereby represent and warrant as follows:

     Section 5.1 Existence and Power.

     TVA is a sociedad anonima de capital variable incorporated under the laws of Mexico. AIC is a corporation, duly organized, validly existing and in good standing under the laws of the state of Delaware. Each of the Azteca Parties has the requisite entity-level power and authority to execute and deliver this Settlement Agreement and the other Transaction Documents to which it is (or after giving effect to the Closing shall be) a party and to perform all of its obligations hereunder and thereunder required to be performed on the Closing Date and to cause its counsel to file with the relevant court the Stipulations of Dismissal.

     Section 5.2 Authorization.

     Each of the Azteca Parties has duly authorized the execution, delivery and performance of this Settlement Agreement and the other Transaction Documents to which it is (or after giving effect to the Closing shall be) a party and the filing by its counsel with the relevant court the Stipulations of Dismissal.

     Section 5.3 No Contravention.

     The execution, delivery and performance by each of the Azteca Parties of this Settlement Agreement and each of the other Transaction Documents to which it is (or after giving effect to the Closing shall be) a party and the Contemplated Transactions (but specifically excluding (x) the effectiveness of the Option (as defined in the New Option Agreement) granted to AIC by PTSC which is subject to the conditions set forth in Section 2.1 of the New Option Agreement, (y) the commencement of the Term (as defined in the Local Marketing Agreement) of the Local Marketing Agreement which is subject to the obtaining of the conditions set forth in Section 3.1 of the Local Marketing Agreement and (z) the effectiveness of the LMA Guaranty which is subject to the commencement of the Term of the Local Marketing Agreement), and the filing by its counsel with the relevant court the Stipulations of Dismissal do not (i) contravene the terms of the constituent or organizational documents of any Azteca Party, (ii) violate, conflict with or result in any breach, default or contravention of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or the creation of any Lien under, any material Contractual Obligation of any such Azteca Party or any Requirement of Law applicable to any Azteca Party, or (iii) violate any Order of any Governmental Authority against, or binding upon, such Azteca Party.

     Section 5.4 Binding Effect.

     This Settlement Agreement and each of the other Transaction Documents to which any of the Azteca Parties is (or after giving effect to the Closing shall be) a party have been (or shall have been, on and as of the Closing Date) duly executed and delivered by such Azteca Party, and, assuming due execution and delivery thereof by the other parties hereto and thereto, this Settlement Agreement and each of the other Transaction Documents to which any of the Azteca Parties is (or after giving effect to the Closing shall be) a party constitute, the legal, valid and binding obligation of such Azteca Party, enforceable against such Azteca Party in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity); provided, however, that (x) the effectiveness of the Option (as defined in the New Option Agreement) granted to AIC by PTSC is subject to the conditions set forth in Section 2.1 of the New Option Agreement, (y) the commencement of the Term (as defined in the Local Marketing Agreement) of the Local Marketing Agreement is subject to the conditions set forth in Section 3.1 of the Local Marketing Agreement and (z) the effectiveness of the LMA Guaranty is subject to the commencement of the Term of the Local Marketing Agreement.

                                   ARTICLE VI

                                  GENERAL TERMS

     Section 6.1 Amendment.

     Any amendment, supplement or modification of or to any provision of this Settlement Agreement, and any waiver of any provision of this Settlement Agreement shall be effective (i) only if it is made or given in writing and signed by each of the Azteca Parties and Pappas Parties and (ii) only in the specific instance and for the specific purpose for which made or given. No failure to exercise and no delay in exercising on the part of any party hereto any right, remedy, power or privilege provided in this Settlement Agreement or by statute or at law or in equity shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No course of dealing between the parties hereto shall operate as a waiver of any right, power or privilege hereunder of any such party. Each and every default by any of the parties under this Settlement Agreement shall give rise to a separate cause of action hereunder, and separate suits may be brought under this Settlement Agreement as each cause of action arises.

     Section 6.2 Entire Agreement.

     This Settlement Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Settlement Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter, including, without limitation, the Terminated Agreements.

     Section 6.3 Survival of Representations and Warranties.

     All of the representations and warranties made herein shall survive the execution and delivery of this Settlement Agreement.

     Section 6.4 Successors and Assigns.

     This Settlement Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.

     No Pappas Party, on the one hand, and no Azteca Party, on the other hand, shall assign or delegate any of its rights or duties hereunder without the prior written consent of the other (which the other may withhold in its sole discretion).

     Section 6.5 Confidentiality.

     No statement announcing in any way the Contemplated Transactions shall be issued by (i) any of the Azteca Parties, without the prior written consent of the Pappas Parties as to the specific content of such statement, such consent not to be unreasonably withheld or delayed, (ii) any of the Pappas Parties, without the prior written consent of the Azteca Parties as to the specific content of such statement, such consent not to be unreasonably withheld or delayed; provided that this Section 6.5 shall not apply (a) in the event such disclosure is required by any pending litigation or any Requirement of Law (as determined in good faith by counsel to the Azteca Parties or the Pappas Parties, as applicable), including if a court of competent jurisdiction or a duly authorized Governmental Authority requires any such statement in a final order or (b) if there is a Requirement of Law (as determined in good faith by counsel to the Azteca Parties or the Pappas Parties, as applicable) for the filing of this Settlement Agreement or any other Transaction Document with a Governmental Authority or other disclosure to a Governmental Authority related to any Transaction Document and, provided, further, that the parties hereto are expressly authorized to disclose to any and all Persons the structure and tax aspects of the Contemplated Transactions and all materials of any kind that are provided to such party related to such structure and tax aspects.

     Section 6.6 Notices.


     All notices, demands and other communications hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, courier service or personal delivery:

                       (i) if to any of the Pappas Parties,

                           c/o Pappas Telecasting Companies
                           500 South Chinowth Road
                           Visalia, CA  93277
                           Tel:  (559) 733-7800
                           Attention:  Dennis J. Davis

                           with a copy to:

                           Kaye Scholer LLP
                           425 Park Avenue
                           New York, NY  10022
                           Tel:  (212) 836-8000
                           Attention:  Lynn Toby Fisher, Esq.
                                       Aaron Rubinstein, Esq.

                           and

                           Paul, Hastings, Janofsky & Walker LLP
                           1299 Pennsylvania Avenue, N.W.
                           Tenth Floor
                           Washington, DC 20004
                           Tel.  (202) 508-9500
                           Attention:  John G. Johnson, Esq.

                      (ii) if to any of the Azteca Parties,

                           TV Azteca, S.A. de C.V.
                           Periferico Sur 4121
                           Col. Fuentes de Pedregal
                           C.P. 14141 Mexico
                           Delegacion Tlalpan
                           Mexico, D.F.
                           Tel:  011-525-5-3099-5751
                           Attention: Lic. Francisco X. Borrego Hinojosa

                           with a copy to:

                           Paul, Weiss, Rifkind, Wharton & Garrison LLP
                           1285 Avenue of the Americas
                           New York, NY 10019-6064
                           Tel:  (212) 373-3000
                           Attention:   Judith R. Thoyer, Esq.
                                        Jay Cohen, Esq.
                           and

                           Hogan & Hartson L.L.P
                           555 Thirteenth Street, N.W.
                           Washington, DC  20004
                           Tel:  (202) 637-5877
                           Attention:  Mace J. Rosenstein, Esq.
                                       Jacqueline P. Cleary, Esq.

     All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; or when actually received, if mailed. If a notice would be deemed to be given by the preceding sentence after 5:00 p.m. local time on a Business Day or on a day that is not a Business Day, such notice shall instead be deemed to have been given on the immediately following Business Day. Any party may by notice given in accordance with this Section 6.6 designate another address or Person for receipt of notices hereunder, but such notice shall not be effective until actually received.

     Section 6.7 Counterparts.

     This Settlement Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement. Execution and delivery of this Settlement Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Settlement Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

     Section 6.8 Headings; Gender.

     The headings in this Settlement Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Settlement Agreement. As used herein, masculine pronouns shall include the feminine and neuter, neuter pronouns shall include the masculine and feminine, and the singular shall be deemed to include the plural.

     Section 6.9 Further Assurances.

     Subject to the other provisions of this Settlement Agreement, each party hereto agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by law or as may be necessary, advisable or convenient to carry out the intent and purpose of this Settlement Agreement.

     Section 6.10 Rule of Construction.

     The general rule of construction for interpreting a contract, which provides that the provisions of a contract should be construed against the party preparing the contract, is waived by the parties hereto. Each party acknowledges that such party was represented by separate legal counsel in this matter who participated in the preparation of this Settlement Agreement and the other Transaction Documents or such party had the opportunity to retain counsel to participate in the preparation of this Settlement Agreement and the other Transaction Documents but elected not to do so.

     Section 6.11 Remedies.

     Except as otherwise provided herein, no remedy herein conferred or reserved is intended to be exclusive of any other available remedy or remedies, and each and every remedy shall be cumulative and shall be in addition to every remedy under this Settlement Agreement or now or hereafter existing at law or in equity.

     Section 6.12 Specific Performance.

     Each party hereto acknowledges and agrees that its respective remedies at law for a breach or threatened breach of any of the provisions of this Settlement

Agreement would be inadequate and, in recognition of that fact, agrees that, in the event of a breach or threatened breach by any party of the provisions of this Settlement Agreement, in addition to any remedies at law, the other parties shall, without posting any bond, be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

     Section 6.13 Consent to Jurisdiction.

     Any Claim arising out of or relating to this Agreement or the Contemplated Transactions contemplated hereby shall be brought by the parties and heard and determined only in Delaware Chancery Court, unless Delaware Chancery Court determines that it does not have jurisdiction over such Claim, in which case such Claim may be brought by the parties and heard and determined only in Delaware state court or a federal court sitting in Delaware. The parties hereto consent to jurisdiction before and waive any objections of venue to the Delaware Chancery Court, Delaware state court and any federal court sitting in Delaware. Each party agrees not to assert, by way of motion, as a defense or otherwise, in any such Claim, that it is not subject personally to the jurisdiction of any such courts, that such Claim is brought in an inconvenient forum, that the venue of such Claim is improper or that this Agreement or the subject matter hereof may not be enforced in or by any such courts. Each party further irrevocably submits to the jurisdiction of Delaware Chancery Court, Delaware state court and any federal court sitting in Delaware in any such Claim. Each of the parties irrevocably consents to service of process in the manner provided for notices in
Section 6.6. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law.

     Section 6.14 GOVERNING LAW.

     THIS SETTLEMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

     IN WITNESS WHEREOF, the undersigned have caused this Settlement Agreement to be duly executed and delivered as of the date first written above.

                               TV AZTECA, S.A. DE C.V.

                               By:   /s/ Francisco X. Borrego
                                     -------------------------------------------
                                     Name:  Francisco X. Borrego
                                     Title: General Counsel

                               AZTECA INTERNATIONAL CORPORATION

                               By:   /s/ Luis J. Echarte
                                     -------------------------------------------
                                     Name:  Luis J. Echarte
                                     Title: Chief Executive Officer

                               By:   /s/ Francisco X. Borrego
                                     -------------------------------------------
                                     Name:  Francisco X. Borrego
                                     Title: Director


                               By:   /s/ Carlos Hesles Flores
                                     -------------------------------------------
                                     Name:  Carlos Hesles Flores
                                     Title: Director

                               PAPPAS TELECASTING COMPANIES


                               By:   /s/ Harry Pappas
                                     -------------------------------------------
                                     Name:  Harry Pappas
                                     Title: President

                               PAPPAS TELECASTING OF SOUTHERN CALIFORNIA LLC

                               By: Pappas Telecasting Companies,
                                   its Manager


                               By:   /s/ Harry Pappas
                                     -------------------------------------------
                                     Name:  Harry Pappas
                                     Title: President

                               PAPPAS SOUTHERN CALIFORNIA LICENSE, LLC

                               By: Pappas Telecasting of Southern California
                                   LLC, its Sole Member

                                   By: Pappas Telecasting Companies,
                                       its Manager

                                        By:   /s/ Harry Pappas
                                            ------------------------------------
                                            Name:  Harry Pappas
                                            Title: President

                               PAPPAS TELECASTING OF HOUSTON,
                               a California limited partnership

                               By:   /s/ Harry Pappas
                                     -------------------------------------------
                                     Name:  Harry Pappas
                                     Title: President

                               HISPANIC AMERICA OF HOUSTON, LLC

                               By:   /s/ Harry Pappas
                                     -------------------------------------------
                                     Name:  Harry Pappas
                                     Title: General Partner

                               PAPPAS TELECASTING OF CONCORD,
                               a California limited partnership

                               By:   /s/ Harry Pappas
                                     -------------------------------------------
                                     Name:  Harry Pappas
                                     Title: President

                               HISPANIC AMERICA OF SAN FRANCISCO, LLC

                               By:   /s/ Harry Pappas
                                     -------------------------------------------
                                     Name:  Harry Pappas
                                     Title: General Partner

                               PAPPAS TELECASTING OF NEVADA

                               By: Pappas Telecasting Companies,
                                   its Manager

                                   By:  /s/ Harry Pappas
                                        ----------------------------------------
                                        Name:  Harry Pappas
                                        Title: President

                               PAPPAS TELECASTING OF ARIZONA, LLC

                               By: Pappas Telecasting Companies,
                                   its Manager

                                   By:  /s/ Harry Pappas
                                        ----------------------------------------
                                        Name:  Harry Pappas
                                        Title: President

                               PAPPAS ARIZONA LICENSE, LLC

                               By: Pappas Telecasting of Arizona, LLC,
                                   its Sole Member

                                   By: Pappas Telecasting Companies,
                                       its Manager


                                       By:   /s/ Harry Pappas
                                            ------------------------------------
                                            Name:  Harry Pappas
                                            Title: President

                           CONSENT AND ACKNOWLEDGEMENT

     On this 11th day of February, 2003, the undersigned, as members of Pappas Telecasting of Southern California LLC ("PTSC"), and individually with respect to paragraph (b) below, hereby acknowledge, consent and agree to:

     (a) the execution, delivery and performance by PTSC of the Settlement Agreement, dated as of the date hereof, by and among TV Azteca, S.A. de C.V. ("TVA"), Azteca International Corporation ("AIC"), Pappas Telecasting Companies ("PTC"), PTSC, Pappas Southern California License, LLC, Pappas Telecasting of Houston, a California Limited Partnership, Hispanic America of Houston, LLC, Pappas Telecasting of Concord, a California Limited Partnership, Hispanic America of San Francisco, LLC, Pappas Telecasting of Nevada, a California Limited Partnership, Pappas Telecasting of Arizona, LLC and Pappas Arizona License, LLC including, without limitation, the entry of PTSC into and the performance by PTSC of the

          (i) Local Marketing Agreement, dated as of the date hereof, by and among PTSC, Pappas Southern California License, LLC, and AIC,

          (ii) the Amended and Restated Credit Agreement, dated as of the date hereof, by and between PTSC and AIC, and

          (iii) the Option Agreement, dated as of the date hereof, by and between PTSC and AIC; and

     (b) be bound as a Pappas Party with respect to Section 3.1(a) of the Settlement Agreement.

     IN WITNESS WHEREOF, the undersigned have signed this Consent, Acknowledgement and Agreement as of the day and year first above written.


                                           /s/ Harry J. Pappas
                                           -------------------------------------
                                           Harry J. Pappas


                                           /s/ Dennis J. Davis
                                           -------------------------------------
                                           Dennis J. Davis


                                           /s/ LeBon G. Abercrombie
                                           -------------------------------------
                                           LeBon G. Abercrombie